UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 9, 2020 (November 5, 2020)

HERITAGE GLOBAL INC.

(Exact name of registrant as specified in its charter)

Florida	001-39471	59-2291344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12625 High Bluff Drive, Suite 305, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 847-0656

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	HGBL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On November 9, 2020, Heritage Global Inc. (the “Company”) issued a press release (the “Press Release”) announcing, among other matters, the Company’s results of operations for the fiscal quarter ended September 30, 2020. A copy of the Press Release is furnished herewith as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2020, Morris Perlis resigned as a Class I director of the Board of Directors (the “Board”) of the Company, as well as from the Compensation Committee of the Board, effective as of November 6, 2020. Mr. Perlis’s decision to resign was not the result of any disagreement between Mr. Perlis and the Company, its management, the Board or any committee thereof, on any matter relating to the Company’s operations, policies or practices.

Also, on November 5, 2020, the Board appointed Kelly Sharpe to serve as an independent Class I director until such time as her successor is duly elected and qualified, effective upon the resignation of Mr. Perlis. Ms. Sharpe’s appointment filled the vacancy on the Board resulting from Mr. Perlis’s resignation, and subsequent to this appointment, the Board consists of seven members. Ms. Sharpe will serve as the chair of the Company’s Audit Committee.

Ms. Sharpe will be compensated in accordance with the Company’s standard compensation policies and practices for its non-employee directors (pro-rated based on start date), which are generally described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. In connection with her appointment, the Company expects to grant Ms. Sharpe an initial equity grant of options to purchase up to 25,000 shares of the Company’s common stock, which will vest in four equal instalments on the anniversary of the grant date, subject to Ms. Sharpe’s continued service on the Board.

There are no arrangements or understandings between Ms. Sharpe’s and any other persons, pursuant to which she was selected to serve as a Director on the Company’s Board. Ms. Sharpe’s does not have any familial relationship with any member of the Board or executive officer of the Company, and there are no transactions in which Ms. Sharpe’s has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On November 9, 2020, the Company issued the Press Release, announcing, among other matters, its results of operations for the fiscal quarter ended September 30, 2020, the text of which is set forth as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release of Heritage Global Inc. dated November 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE GLOBAL INC.

Dated: November 9, 2020	By:	/s/ Scott A. West
	Name:	Scott A. West
	Title:	Chief Financial Officer (principal financial officer)